Exhibit 10

Second Amended And Restated Intercreditor Agreement
Dated as of September 6, 2005
Among
United of Omaha Life Insurance Company,
Companion Life Insurance Company
and
Mutual of Omaha Insurance Company
(the “1995 Noteholders”)
and
Jackson National Life Insurance Company,
Jackson National Life Insurance Company of New York,
The Prudential Assurance Company Limited,
AIG SunAmerica Life Assurance Company
First SunAmerica Life Insurance Company,
General Electric Capital Assurance Company,
GE Life and Annuity Assurance Company,
Teachers Insurance and Annuity Association of America,
TIAA-CREF Life Insurance Company
Nationwide Life Insurance Company,
Nationwide Life and Annuity Insurance Company,
Provident Mutual Life Insurance Company,
Pacific Life Insurance Company,
Massachusetts Mutual Life Insurance Company,
C.M. Life Insurance Company,
MassMutual Asia Limited, and
Principal Life Insurance Company
(the “2002 Noteholders”)

and
U.S. Bank National Association,
Wachovia Bank, National Association,
LaSalle Bank National Association,
Comerica Bank,
Wells Fargo Bank, National Association,
Sovereign Bank, and
JPMorgan Chase Bank, N.A.
(the “BANKS”)
and
U.S. Bank National Association,
as Collateral Agent
(the “Collateral Agent”)

- i -

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

SECOND AMENDED AND RESTATED INTERCREDITOR AGREEMENT dated for convenience as of September 6, 2005 between (i) United of Omaha Life Insurance Company, Companion Life Insurance Company and Mutual of Omaha Insurance Company (collectively, the “1995 Noteholders”) as parties to the 1995 Note Agreements (as hereinafter defined), (ii) Jackson National Life Insurance Company, Jackson National Life Insurance Company of New York, The Prudential Assurance Company Limited, AIG SunAmerica Life Assurance Company, First SunAmerica Life Insurance Company, General Electric Capital Assurance Company, GE Life and Annuity Assurance Company, Teachers Insurance and Annuity Association of America, TIAA-CREF Life Insurance Company, Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Provident Mutual Life Insurance Company, Pacific Life Insurance Company, Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, MassMutual Asia Limited and Principal Life Insurance Company (collectively, the “2002 Noteholders”) as parties to the 2002 Note Agreements (as hereinafter defined), (iii) LaSalle Bank National Association (“LaSalle”), Wachovia Bank, National Association (“Wachovia”), U.S. Bank National Association (“U.S. Bank”), Comerica Bank (“Comerica”), Wells Fargo Bank, National Association (“Wells Fargo”), Sovereign Bank (“Sovereign”) and JPMorgan Chase Bank, N.A. (“JPMorgan”), and, together with LaSalle, Wachovia, U.S. Bank, Comerica, Wells Fargo and Sovereign, individually, a “Bank,”and, collectively, the “Banks”, as parties to the New Bank Agreement (as hereinafter defined), (iv) U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”).

RECITALS:

A.  Cabela’s Incorporated, a Delaware corporation (the “Company”), entered into the separate Note Agreements dated as of January 1, 1995 (collectively, the “Original Note Agreements”) with each of the 1995 Noteholders, pursuant to which the Company theretofore issued and sold to the 1995 Noteholders (i) $10,000,000 in aggregate principal amount of its 8.79% Senior Notes, Series A, due January 1, 2007 (the “1995 Series A Notes”), (ii) $5,000,000 in aggregate principal amount of its 9.01% Senior Notes, Series B, due January 1, 2007 (the “1995 Series B Notes”), and (iii) $5,000,000 in aggregate principal amount of its 9.19% Senior Notes, Series C, due January 1, 2010 (the “1995 Series C Notes”) (the Series A Notes, the Series B Notes and the Series C Notes being collectively the “1995 Notes”).

B.  The Company and certain of the Banks entered into a Credit Agreement dated as of October 9, 2001 with the borrowers thereunder consisting of the Company and the following Subsidiaries of the Company: (i) Cabela’s Catalog, Inc., (ii) Cabela’s Promotions, Inc. (now, Cabela’s Marketing and Brand Management, Inc.), (iii) Cabela’s Retail, Inc., (iv) Cabela’s Outdoor Adventures, Inc., (v) Cabelas.com, Inc., (vi) Cabela’s Wholesale, Inc., (vii) Cabela’s Ventures, Inc. and (viii) Van Dyke Supply Company, Inc. (together the “Original Co-Obligor Subsidiaries”and such Original Co-Obligor Subsidiaries, together with the Company, the “Original Obligors”). The Company and certain of the Banks entered into an Amended and Restated Credit Agreement dated as of May 6, 2004 (the “2004 Bank Agreement”) with the borrowers thereunder consisting of the Company and the following Subsidiaries of the Company (such Subsidiaries being “2004 Co-Obligor Subsidiaries”, and such 2004 Co-Obligor Subsidiaries, together with the Company, the “2004 Obligors”): (i) Cabela’s Retail, Inc., (ii) Van Dyke Supply Company, Inc., (iii) Cabela’s Venture, Inc., (iv) Cabela’s Outdoor Adventures, Inc., (v) Cabela’s Catalog, Inc., (vi) Cabela’s Wholesale, Inc., (vii) Cabela’s Marketing and Brand Management, Inc. (formerly known as Cabela’s Promotions Inc.), (viii) Cabelas.com, Inc., (ix) Wild Wings, LLC, (x) Cabela’s Lodging, LLC, (xi) Herter’s, LLC (“Herter’s”), (xii) Cabela’s Trophy Properties, LLC (“Trophy”), and (xiii) Original Creations, LLC (“Creations”). The Obligors (as hereinafter defined) and the Banks amended and restated the 2004 Bank Agreement by entering into a Second Amended and Restated Credit Agreement dated as of July 15, 2005 (the “New Bank Agreement”) in which Herter’s is no longer a borrower thereunder and in which Cabela’s Retail LA, LLC, a Nebraska limited liability company (“Cabela’s LA”), Cabela’s Retail TX, L.P., a Nebraska limited partnership (“Cabela’s TX”), Cabela’s Retail GP, LLC, a Nebraska limited liability company (“Cabela’s GP”), CRLP, LLC, a Nebraska limited liability company (“CRLP”and together with Cabela’s LA, Cabela’s TX, Cabela’s GP and the 2004 Obligors (except Herter’s, LLC), are collectively, the “Obligors”) have become additional borrowers under the New Bank Agreement. The Obligors are sometimes referred to as “Borrowers”under the New Bank Agreement.

C.   The Original Note Agreements were amended and supplemented pursuant to the terms of (i) Amendment No. 1 dated as of June 30, 1997 between the Company and the 1995 Noteholders (“Amendment No. 1”), (ii) Amendment No. 2 dated as of September 1, 2000 between the Company and the 1995 Noteholders (“Amendment No. 2”), (iii) Amendment No. 3 dated as of October 9, 2001 between the Company and the 1995 Noteholders (“Amendment No. 3”), (iv) Amendment No. 4 dated as of September 5, 2002 between the Original Obligors and the 1995 Noteholders (“Amendment No. 4”), (v) Amendment No. 5 dated as of May 5, 2004 between the Original Obligors and the 1995 Noteholders (“Amendment No. 5”), and (vi) the Joinder Agreement dated as of July 30, 2004 by Trophy, Creations, Cabela’s LA, Cabela’s TX, Cabela’s GP and CRLP (as amended and restated by the Amended and Restated Joinder Agreement dated July 15, 2005 (the “A&R 1995 Joinder”)) (the Original Note Agreements, as amended and supplemented by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and the 1995 A&R Joinder being collectively, the “1995 Note Agreements”).

D.   The Original Obligors, Wild Wings, LLC, Cabela’s Lodging, LLC, Herter’s, (collectively, the “2002 Obligors”) and the 2002 Noteholders entered into the separate Note Purchase Agreements dated as of September 5, 2002 (collectively, the “Original 2002 Note Agreements”) with each of the 2002 Noteholders pursuant to which the 2002 Obligors issued and sold to the 2002 Noteholders $125,000,000 in aggregate principal amount of its 4.95% Senior Notes, Series 2002-A, due September 5, 2009 (the “2002 Notes”). The Original 2002 Note Agreements were amended and supplemented by the Joinder Agreement dated as of July 30, 2004 by Trophy, Creations, Cabela’s LA, Cabela’s TX, Cabela’s GP and CRLP (as amended and restated by the Amended and Restated Joinder Agreement dated July 15, 2005 (the “A&R 2002 Joinder”)) (the Original 2002 Note Agreements as amended and supplemented by the A&R 2002 Joinder are the “2002 Note Agreements”).

E.   The 1995 Notes and all principal thereof, premium, if any, and interest thereon, the 2002 Notes and all principal thereof, premium, if any and interest thereon, the Bank Loans (as hereinafter defined) and all principal thereof and interest thereon and any and all other obligations of the Obligors to the 1995 Noteholders, the 2002 Noteholders and the Banks of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising or acquired, under the terms of the 1995 Notes, the 2002 Notes, the Bank Notes (as hereinafter defined), the 1995 Note Agreements, the 2002 Note Agreements, the New Bank Agreement or any other document or instrument executed and delivered by any of the Obligors pursuant to the 1995 Note Agreements, the 2002 Note Agreements, or the New Bank Agreement and any modification, renewal or replacement thereof, regardless of how they arise or are acquired or by what agreement or instrument, if any, including obligations to perform acts and refrain from taking action as well as obligations to pay money and including, without limitation, the obligation of the Obligors in respect of undrawn amounts of Letters of Credit, are hereinafter collectively referred to as the “Obligations.”

F.   The 1995 Noteholders, the 2002 Noteholders and the Banks have reached certain agreements concerning the interests of each and have set forth said agreements below.

Section 1.   Definitions.

Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

“Bank Loans”shall mean the Revolver Loans, the L/C Loans and the Swing Line Loans.

“Bank Notes”shall mean, collectively, the Revolving Loan Notes evidencing the Revolver Loans outstanding from time to time under the New Bank Agreement and the Swing Line Note evidencing the Swing Line Loans outstanding from time to time under the New Bank Agreement.

“Banks”shall have the meaning set forth in the introductory paragraph of this Agreement.

“Borrowers”shall have the meaning set forth in paragraph B of the Recitals hereto.

“Collateral”shall mean any amounts received by the Collateral Agent hereunder to pay Obligations including, without limitation, any Recoveries and any other collateral from time to time securing the Obligations.

“Collateral Agent”shall mean U.S. Bank National Association, in its capacity as collateral agent hereunder, and any successor collateral agent appointed pursuant to Section 5.6 hereof.

“Company”shall mean Cabela’s Incorporated, a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Cabela’s Incorporated.

“Event of Default”means (i) any Event of Default under the New Bank Agreement,  (ii) any Event of Default under the 1995 Note Agreements or (iii) any Event of Default under the 2002 Note Agreements.

“Funded L/C Obligations”shall mean at any time the obligations of the Borrowers with respect to any Letter of Credit which has been partially or fully drawn upon.

“L/C Funding Event”shall mean the occurrence of an event which causes an Unfunded L/C Obligation to become a Funded L/C Obligation.

“L/C Loans”means the loans of the Banks with respect to Letters of Credit.

“Letters of Credit”shall mean the Letters of Credit available to the Borrowers under the New Bank Agreement.

“New Bank Agreement”shall have the meaning set forth in paragraph B of the Recitals hereto.

“1995 Note Agreements”shall have the meaning set forth in paragraph C of the Recitals hereto.

“1995 Noteholders”shall mean United of Omaha Life Insurance Company, Companion Life Insurance Company and Mutual of Omaha Insurance Company, as the initial purchasers of the 1995 Notes, and any Persons who succeed to their respective benefits in accordance with Sections 6.3 and 6.7 hereof.

“1995 Notes”shall have the meaning set forth in paragraph A of the Recitals hereto.

“Nonpayment Event of Default”shall mean the occurrence of any Event of Default other than a Payment Event of Default.

“Notice of Actionable Default”shall mean a written notice issued by a Senior Creditor or Senior Creditors to the Collateral Agent, with a copy thereof to the Company, certifying (1) that a Payment Event of Default under the 1995 Note Agreements, the 2002 Note Agreements, or the New Bank Agreement, as the case may be, to which such Senior Creditor or Senior Creditors shall be a party has occurred and is continuing or (2) that a Nonpayment Event of Default under the 1995 Note Agreements, the 2002 Note Agreements or the New Bank Agreement, as the case may be, to which such Senior Creditor or Senior Creditors shall be a party has occurred and is continuing, and that at least 10 days prior to the issuance of such notice, a Senior Creditor shall have delivered to the Collateral Agent, the Company and every other Senior Creditor prior written notice of such Nonpayment Event of Default.

“Obligations”shall have the meaning set forth in paragraph E the Recitals hereto.

“Obligors”shall have the meaning set forth in paragraph B of the Recitals hereto.

“Original Co-Obligor Subsidiaries”shall have the meaning set forth in paragraph B of the Recitals hereto.

“Original Obligors”shall have the meaning set forth in paragraph B of the Recitals hereto.

“Payment Event of Default”shall mean (1) the occurrence of a default or an event of default under the 1995 Note Agreements as a result of the failure of the Obligors to pay when due principal of, premium, if any, or interest on any 1995 Note, (2) the occurrence of a default or an event of default under the 2002 Note Agreements as a result of the failure of the Obligors to pay when due principal of, premium, if any, or interest on any 2002 Note, (3) the occurrence of a default or an event of default under the New Bank Agreement as a result of the failure of the Obligors to pay when due interest, unused commitment fee and/or prepayment compensation, if any, or principal on the Revolver Loans or the Swing Line Loans, or (4) the occurrence of a default or an event of default under the New Bank Agreement as a result of the failure of the Obligors to pay when due reimbursement obligations on Letters of Credit.

“Person”shall mean an individual, partnership, corporation, limited liability company, bank, trust or unincorporated organization, and a government or agency or political subdivision thereof.

“Reallocation Event”shall mean an event which causes an Unfunded L/C Obligation to cease to exist without becoming a Funded L/C Obligation, including the termination of a Letter of Credit without being drawn upon.

“Recovery”shall have the meaning set forth in Section 3.4 hereof.

“Revolver Loans”shall mean the Revolver Loans available to the Borrowers under the New Bank Agreement.

“Secured Documents”shall mean the 1995 Notes, the 1995 Note Agreements, the 2002 Notes, the 2002 Note Agreements, the Bank Notes, the New Bank Agreement, the Letters of Credit and any and all amendments and supplements thereof.

“Senior Creditors”shall mean the 1995 Noteholders, the 2002 Noteholders and the Banks.

“Swing Line Loans”shall mean the Swing Line Loans available to the Borrowers under the New Bank Agreement.

“2004 Bank Agreement”shall have the meaning set forth in paragraph B of the Recitals hereto.

“2004 Co-Obligor Subsidiaries”shall have the meaning set forth in paragraph B of the Recitals hereto.

“2004 Obligors”shall have the meaning set forth in paragraph B of the Recitals hereto.

“2002 Note Agreements”shall have the meaning set forth in paragraph D of the Recitals hereto.

“2002 Noteholders”shall mean Jackson National Life Insurance Company, Jackson National Life Insurance Company of New York, The Prudential Assurance Company Limited, AIG SunAmerica Life Assurance Company, First SunAmerica Life Insurance Company, General Electric Capital Assurance Company, GE Life and Annuity Assurance Company, Teachers Insurance and Annuity Association of America, TIAA-CREF Life Insurance Company, Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Provident Mutual Life Insurance Company, Pacific Life Insurance Company, Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, MassMutual Asia Limited and Principal Life Insurance Company, as the initial purchasers of the 2002 Notes, and any Persons who succeed to their respective benefits in accordance with Sections 6.3 and 6.7 hereof.

“2002 Notes”shall have the meaning set forth in paragraph D of the Recitals hereto.

“Unfunded L/C Obligations”shall mean at any time the obligations of the Borrowers to the Banks in respect of undrawn amounts of outstanding Letters of Credit issued by such Banks. Each such Unfunded Obligation will be deemed to be in an amount equal to the undrawn amount of the related Letter of Credit.

“Uniform Commercial Code”shall mean the Uniform Commercial Code, as in effect in the applicable jurisdiction.

Section 2.   [Intentionally Reserved]

Section 3.   Remedies; Application of Proceeds, Recoveries and Other Amounts.

Section 3.1.  Remedies. Upon receipt of a Notice of Actionable Default, the Collateral Agent shall, pursuant to the written direction of the Senior Creditor or Senior Creditors giving the Notice of Actionable Default, exercise each of the remedies available to the Collateral Agent and specified in each written direction to the Collateral Agent, it being expressly understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies; but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute; provided, that (i) a Notice of Actionable Default may be withdrawn at any time by delivery of a written notice to the Collateral Agent to such effect by the Senior Creditor or Senior Creditors which gave the Notice of Actionable Default and upon receipt of such written notice, the Collateral Agent shall no longer follow the written directions of such Senior Creditor or Senior Creditors with respect to the exercise of remedies hereunder, and (ii) if there shall be more than one Notice of Actionable Default outstanding at any time and the written directions from the respective Senior Creditors shall be conflicting, the Collateral Agent may exercise such remedies as it shall, in its sole discretion, deem appropriate, which will include the following:

(a)   The Collateral Agent shall have the right immediately and without prior notice or demand to set off against Obligations, whether or not due, all money and other amounts owed by the Collateral Agent in any capacity to any of the Obligors, and the Collateral Agent may freeze any bank account of any of the Obligors with the Collateral Agent prior to and in anticipation of said setoff;

(b)   The Collateral Agent may proceed to protect and enforce its rights by a suit or suits in equity or at law, or for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the enforcement of this Agreement, or for the enforcement of any other appropriate legal or equitable remedy permitted by applicable law.

Section 3.2.   Application of Proceeds and Other Recoveries. In the event that any Notice of Actionable Default shall have been delivered to the Collateral Agent, amounts recovered from the Obligors or pursuant to Section 3.4 hereof shall be applied, as promptly as reasonably practicable, but in no event later than 5 business days after receipt thereof, subject to the following provisions of this Section 3, to the payment of the Obligations as follows:

(a)   To the payment of costs and expenses of suit, if any, and the costs of collecting and recovering any such amounts including, without limitation, the reasonable compensation of the Collateral Agent, its agents, attorneys and counsel, and of all reasonable expenses, liabilities and advances incurred or made hereunder by the Collateral Agent;

(b)   to the application to the Obligations in the following order:

(i)   to pay all accrued interest, fees and other amounts (excluding the items described in clause (ii) below) which are payable under the Secured Documents apportioned among the Senior Creditors in proportion to the aggregate amount thereof then due each Senior Creditor;

(ii)   to be allocated among all outstanding principal, and premium, if any (including, in the case of the 1995 Notes, the Make-Whole Amounts, as defined in the 1995 Note Agreements and in the case of the 2002 Notes, the Make-Whole Amount as defined in the 2002 Note Agreements), due on the Bank Loans, the 1995 Notes, the 2002 Notes and all Unfunded L/C Obligations, apportioned among the Senior Creditors in proportion to the aggregate amount of (w) the outstanding principal of the Bank Loans, 1995 Notes or 2002 Notes of each Senior Creditor, (x) the aggregate Unfunded L/C Obligations of each Senior Creditor, and (y) the premium, if any, then due each Senior Creditor thereunder; and any amount so allocated under clauses (w) or (y) of this paragraph (b)(ii) to a Senior Creditor, shall be paid to such Senior Creditor and any amount so allocated under clause (x) of this paragraph (b)(ii) to any Senior Creditor shall be held in a separate subaccount established under Section 3.3 hereof for disposition in accordance with the provisions thereof;

(c)   the payment of the surplus, if any, to the Obligors, their successors or to whomsoever may be lawfully entitled to receive the same.

Section 3.3.   Subaccounts for Unfunded L/C Obligations. Whenever any amount (“proceeds”) is allocated to a Senior Creditor of Unfunded L/C Obligations pursuant to Section 3.2 above, such proceeds shall be held by the Collateral Agent for the benefit of such Senior Creditor and shall be suballocated by the Collateral Agent to separate subaccounts for each of the Unfunded L/C Obligations of such Senior Creditor based upon the Senior Creditors’ share of each of such Unfunded L/C Obligations. Upon the subsequent occurrence of an L/C Funding Event with respect to an Unfunded L/C Obligation to which proceeds have been suballocated, the Collateral Agent shall pay the amount(s) suballocated in respect of such Unfunded L/C Obligations (adjusted for any partial draws or investment losses or gains pursuant to this Section 3.3) to the Senior Creditors for whom the related subaccounts were established. Pending the distribution of such amounts, the Collateral Agent shall hold the amounts allocated to separate subaccounts pursuant to the foregoing provisions and may invest such amounts in direct obligations of the United States of America or obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, maturing not more than 90 days from the date of such investment.

Upon the occurrence of a Reallocation Event with respect to any Unfunded L/C Obligation for which proceeds have been suballocated pursuant to the foregoing provisions of this Section 3.3, the Collateral Agent shall reapply the proceeds which have been so suballocated (adjusted for any investment losses or gains pursuant to this Section 3.3) as if such proceeds had then been received for application pursuant to Section 3.2 hereof.

Section 3.4.   Sharing of Recoveries. If (i) a Notice of Actionable Default shall have been delivered to the Collateral Agent and (ii) such Notice shall not have been withdrawn and the Event of Default described therein shall then be continuing, any Senior Creditor which shall receive any payment of any fee, expense, principal, premium or interest under any of the Secured Documents, including any amount received by the exercise of any right of setoff (any such payment or amount being hereinafter referred to as a “Recovery”), shall pay the amount of such Recovery to the Collateral Agent for distribution to the Senior Creditors and the Collateral Agent shall pay such amount to the Senior Creditors in accordance with the provisions set forth in Section 3.2.

Section 3.5.   Return of Amounts. In the event that any Senior Creditor which shall receive any payments pursuant to Section 3.4 above (a “Recovering Party”) shall be legally required to return or repay any Recovery to any of the Obligors, or the representative or successor in interest of any of the Obligors because any such payments are subsequently invalidated, voided, declared to be fraudulent or preferential, set aside or required to be paid to a trustee under the bankruptcy code, each other Senior Creditor which shall have received any portion of such Recovery shall, promptly upon its receipt of notice thereof from the Collateral Agent or such Recovering Party, pay to the Collateral Agent such portion, and the Collateral Agent shall promptly return such portion to such Obligors, their representative or successor in interest of such Obligors, as the case may be. If any such Recovery, or any part thereof, is subsequently re-recovered by the Recovering Party from any Obligors or the representative or successor in interest of the Obligors, such Recovery shall be paid by the Recovering Party to the Collateral Agent, and the Collateral Agent shall redistribute such Recovery to the other Senior Creditors on the same basis as such amounts were originally distributed. In addition, if any Senior Creditor shall have its right to share in the proceeds of any part of the Collateral released, terminated or invalidated, whether voluntarily or involuntarily, then such proceeds shall be reallocated among the Senior Creditors entitled to receive such proceeds and the indebtedness owing to such Senior Creditor shall no longer be considered in determining the allocation of proceeds received with respect to said Collateral, and such Senior Creditor shall have no claim on said Collateral or the proceeds thereof. The obligations of the Senior Creditors and the Collateral Agent under this paragraph shall survive the repayment of the Obligations and the termination of the Collateral Documents.

Section 4.   Agreements Among the Senior Creditors.

Section 4.1.   Delivery of Notice of Actionable Default. Each Senior Creditor shall have the right to issue a Notice of Actionable Default.

Section 4.2.   Notifications. Prior to the delivery to the Collateral Agent of a Notice of Actionable Default by a Senior Creditor, each Senior Creditor shall deliver notice thereof to every other Senior Creditor and the Company.

Section 4.3.   Effect of Non-Compliance. The failure of any Senior Creditor to perform any of its obligations under the 1995 Note Agreements, the 2002 Note Agreements, the New Bank Agreement, or this Agreement, including without limitation, the failure of any Senior Creditor to pay to the Collateral Agent any amounts required to be so paid under this Agreement, shall not relieve any other Senior Creditor of its obligations under the 1995 Note Agreements, the 2002 Note Agreements, the New Bank Agreement or this Agreement.

Section 4.4.   Agreement to Cooperate and to Pursue Remedies. (a) Each Senior Creditor hereby agrees to cooperate fully with each other Senior Creditor, in order to promptly discharge the terms and provisions of this Agreement. Each Senior Creditor also agrees, from time to time, to execute and deliver any and all other agreements, documents or instruments and to take such other actions, all as may be reasonably necessary or desirable to effectuate the terms, provisions and the intent of this Agreement.

(b)   Each Senior Creditor agrees that, until its Obligations have been paid in full, it will diligently pursue, or cause the Collateral Agent to diligently pursue, any and all collection actions and remedies available to such Senior Creditor or to the Collateral Agent under applicable law which actions and remedies such Senior Creditor deems reasonably likely to result in the recovery of amounts to be applied to Obligations for the benefit of the Senior Creditors, which Obligations shall include, without limitation, any amounts distributed to such Secured Party by the Collateral Agent as a sharing of a Recovery under Section 3.4 hereof.

Section 4.5.   Independent Actions by Senior Creditors. Nothing contained in this Agreement shall prohibit any Senior Creditor from accelerating the maturity of or demanding payment on any indebtedness of any of the Obligors to such Senior Creditor or exercising any right of set-off against any amounts owed to any of the Obligors or from instituting legal action against any of the Obligors, to obtain a judgment or other legal process in respect of such indebtedness, but any funds received in connection with any such set-off or enforcement of any such judgment shall be subject to the terms of this Agreement and, if received by a Senior Creditor, shall be turned over to the Collateral Agent to the extent required hereunder for application as set forth herein.

Section 4.6.    Relation of Senior Creditors. This Agreement is entered into solely for the purposes set forth herein and, except as expressly provided otherwise herein, no Senior Creditor assumes any responsibility to any other party hereto to advise such other party of information known to such other party regarding the financial condition of the Company or the other Obligors or of any other circumstances bearing upon the risk of nonpayment of the obligations of the Obligors to the Senior Creditors. Each Senior Creditor shall be responsible for managing its relations with the Obligors, and no party shall be deemed the agent of any other party for any purpose except as expressly set forth herein. Each Senior Creditor specifically acknowledges and agrees that nothing contained in this Agreement is or is intended to be for the benefit of any of the Obligors and nothing contained herein shall limit or in any way modify any of the obligations of the Obligors to the Senior Creditors.

Section 4.7.   Amendments and Waivers of Agreements. The Senior Creditors agree that (i) the Banks may enter into any amendment or modification of the New Bank Agreement without the consent of the 1995 Noteholders or the 2002 Noteholders, (ii) the 1995 Noteholders may enter into any amendment or modification of the 1995 Notes or the 1995 Note Agreements without the consent of the Banks or the 2002 Noteholders, and (iii) the 2002 Noteholders may enter into any amendment or modification of the 2002 Notes or the 2002 Note Agreements without the consent of the Banks or the 1995 Noteholders; provided, that upon the Banks, the 1995 Noteholders or the 2002 Noteholders entering into any such amendment or modification, the Persons executing such amendment or modification shall promptly furnish a copy thereof to all of the other Senior Creditors.

Section 4.8.   Amendments and Waivers of This Agreement. Any provision of this Agreement may be amended or compliance therewith waived with the written consent thereto of

(i)   the holders of at least 51% in aggregate principal amount of the 1995 Notes then outstanding,

(ii)   the holders of at least 51% in aggregate principal amount of the 2002 Notes then outstanding, and (iii) each of the Banks which is a party to the New Bank Agreement.

Section 4.9.   Solicitation of Senior Creditors. Each of the Obligors hereby agrees that it will not offer to any Senior Creditor any benefit or consideration (whether immediate or prospective, definite or contingent) of any kind as an inducement to such Senior Creditor to consent to an amendment or waiver of any of the foregoing documents or instruments without concurrently offering a comparable benefit or consideration to each other Senior Creditor as an inducement to consent to such amendment or waiver.

Section 4.10.   Parity of Treatment. Each Senior Creditor agrees that it will not accept from any of the Obligors or any other Person any benefit or consideration (whether immediate or prospective, definite or contingent) with respect to the Obligations (including, without limitation, any guaranty from any third party or any collateral security) without the prior written consent of each other Senior Creditor unless such benefit or consideration shall also be conferred upon or paid to each other Senior Creditor on a pro rata basis based upon the amount of Obligations owed thereto.

Section 5.   The Collateral Agent

The Collateral Agent accepts the duties hereunder and agrees to perform the same, but only upon the terms and conditions hereof, including the following, to all of which the Obligors and the respective Senior Creditors by their acceptance hereof agree:

Section 5.1.   Duties of Collateral Agent. (a) In the event that a Responsible Officer of the Collateral Agent shall have received written notice from a Senior Creditor or any of the Obligors of an Event of Default, the Collateral Agent shall give prompt written notice of such Event of Default to each Senior Creditor. Subject to the terms of Section 5.2(g), the Collateral Agent shall take such action or refrain from taking such action as the Collateral Agent shall be directed pursuant to a Notice of Actionable Default. The term “Responsible Officer”of the Collateral Agent shall mean (i) any officer of the Collateral Agent which is a loan officer on the account of the Obligors under the New Bank Agreement, (ii) any other officer which has direct or indirect supervisory responsibility of the account of the Obligors under the New Bank Agreement, and (iii) any Person to whom notice may be given on behalf of the Collateral Agent under Section 6 hereof.

(b)   The Collateral Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms and conditions of this Agreement, or expressly provided in written instructions received pursuant to the terms of this Agreement.

(c)   The Collateral Agent may, but shall not be under any obligation to, take any action which is discretionary with the Collateral Agent or otherwise requires judgment to be made by the Collateral Agent under the provisions hereof, except on written request by the Senior Creditors.

Section 5.2.   Collateral Agent’s Liability. No provision of this Agreement (except to the extent provided in Section 5.11 hereof) shall be construed to relieve the Collateral Agent from liability for its own grossly negligent action, grossly negligent failure to act, or its own willful misconduct, and provided further that:

(a)   the Collateral Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement and no implied covenants or obligations of the Collateral Agent shall be read into this Agreement but the duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Agreement;

(b)   in the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may rely upon the authenticity of, and the truth of the statements and the correctness of the opinions expressed in, and shall be protected in acting upon, any resolution, officer’s certificate, opinion of counsel, note, request, notice, consent, waiver, order, signature guaranty, notarial seal, stamp, acknowledgment, verification, appraisal, report, stock certificate, or other paper or document believed by the Collateral Agent to be genuine and to have been signed, affixed or presented by the proper party or parties;

(c)   in the absence of bad faith on the part of the Collateral Agent, whenever the Collateral Agent, or any of its agents, representatives, experts or counsel, shall consider it necessary or desirable that any matter be proved or established, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an officer’s certificate; provided, however, that the Collateral Agent, or such agent, representative, expert or counsel, may require such further and additional evidence and make such further investigation as it or they may consider reasonable;

(d)   the Collateral Agent may consult with counsel and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered hereunder in good faith and in accordance with such advice or opinion of counsel;

(e)   the Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction or request of a Senior Creditor pursuant to the terms of this Agreement;

(f)   the Collateral Agent shall not be liable for any error of judgment made in good faith by an officer of the Collateral Agent unless it shall be proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts;

(g)   whether or not an Event of Default shall have occurred, the Collateral Agent shall not be under any obligation to take or refrain from taking any action under this Agreement which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it by the security afforded to it by the terms of this Agreement, unless and until it is requested in writing so to do by a Senior Creditor and furnished, from time to time as it may require, with reasonable security and indemnity; and

(h)   the Collateral Agent shall not be concerned with or accountable to any Person for the use or application of any deposited moneys which shall be released or withdrawn in accordance with the provisions of this Agreement.

Section 5.3.   No Responsibility of Collateral Agent for Recitals. The recitals and statements contained in this Agreement and in the Secured Documents shall be taken as the recitals and statements of the Obligors, and the Collateral Agent assumes no responsibility for the correctness of the same.

The Collateral Agent makes no representation as to the validity or sufficiency of this Agreement or of the Obligations.

Section 5.4.   Certain Limitations on Collateral Agent’s Rights to Compensation and Indemnification. Except to the extent otherwise expressly provided in Section 5.10, the Collateral Agent shall have no right against a Senior Creditor for the payment of compensation for its services hereunder or any expenses or disbursements incurred in connection with the exercise and performance of its powers and duties hereunder or any indemnification against liabilities which it may incur in the exercise and performance of such powers and duties, but on the contrary, shall look solely to the Obligors for such payment and indemnification which the Obligors hereby acknowledge, and the Collateral Agent shall have a lien on and a security interest in the Collateral as security for such compensation, expenses, disbursements and indemnification provided for in Section 3.2 hereof.

Section 5.5.   Status of Moneys Received. (a) All moneys received by the Collateral Agent shall, until used or applied as herein provided, be held for the purposes for which they were received, but need not be segregated in any manner from any other moneys, except to the extent required by law, and may be deposited by the Collateral Agent under such general conditions as may be prescribed by law in the Collateral Agent’s general banking department, and the Collateral Agent shall be under no liability for interest on any moneys received by it hereunder. The Collateral Agent and any affiliated corporation may become the owner of any of the Obligations and be interested in any financial transaction with any Obligor, or the Collateral Agent may act as depository or otherwise in respect to other securities of any Obligor, all with the same rights which it would have if it was not the Collateral Agent.

(b)   The Collateral Agent may invest and reinvest any funds from time to time held by the Collateral Agent in direct obligations of the United States of America or obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, maturing not more than 90 days from the date of such investment.

Section 5.6.   Resignation or Termination of Collateral Agent. The Collateral Agent may resign as Collateral Agent upon not less than 30 days’ written notice to each of the Senior Creditors. In addition, any Senior Creditor may by written notice at any time remove the Collateral Agent for cause by giving written notice thereof, including a description of the reason for such removal, to the Collateral Agent, the other Senior Creditors and the Company. Upon any such resignation, or any such removal, the Senior Creditors shall have the right to jointly appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed, and shall have accepted such appointment in writing within 30 days after the retiring Collateral Agent’s giving of notice of resignation or its removal, as the case may be, then the retiring Collateral Agent may, on behalf of the Senior Creditors, appoint a successor Collateral Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof with the legal capacity to act as Collateral Agent hereunder and having a combined capital, surplus and undivided profits of not less than $100,000,000, and the Company agrees to pay such reasonable fees and expenses of any such commercial bank as shall be necessary to induce such commercial bank to agree to become a successor Collateral Agent hereunder. Upon acceptance of appointment as Collateral Agent, such successor shall thereupon and forthwith succeed to and become vested with all the rights, powers and privileges, immunities and duties of the retiring Collateral Agent, and the retiring Collateral Agent, upon the signing, transferring and setting over to such successor Collateral Agent all rights, moneys and other collateral held by it in its capacity as Collateral Agent, shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent’s resignation or removal as Collateral Agent, the provisions of this Section 5 shall govern as to any actions taken or omitted to be taken by it while it acted as Collateral Agent.

Section 5.7.   Succession of Successor Collateral Agent. Any successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to the Obligors and the predecessor Collateral Agent an instrument accepting such appointment, and thereupon such successor Collateral Agent, without any further act, deed, conveyance or transfer, shall become vested with the security interest in the Collateral, and with all the rights, powers, duties and obligations of the predecessor Collateral Agent in the trust hereunder, with like effect as if originally named as Collateral Agent herein.

Upon the request of any such successor Collateral Agent, however, the Obligors and the predecessor Collateral Agent shall execute and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Collateral Agent its interest in the Collateral and all such rights, powers, duties and obligations of the predecessor Collateral Agent hereunder, and the predecessor Collateral Agent shall also assign and deliver to the successor Collateral Agent any Collateral subject to the lien and security interest of this Agreement which may then be in its possession.

Section 5.8.   Eligibility of Collateral Agent. Any successor Collateral Agent shall be a state or national bank or trust company in good standing, organized under the laws of the United States of America or of any State, having capital, surplus and undivided profits aggregating at least $100,000,000 or a guaranty of its obligations hereunder from such a bank or trust company or holding company in good standing, organized under the laws of the United States of America or of any State having a capital, surplus and undivided profits aggregating at least $100,000,000, if there be such a bank or trust company willing and able to accept the duties hereunder upon reasonable and customary terms.

Section 5.9.   Successor Collateral Agent by Merger. Any corporation into which the Collateral Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, or any state or national bank or trust company in any manner succeeding to the corporate trust business of the Collateral Agent as a whole or substantially as a whole, if eligible as provided in Section 5.8, shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary contained herein notwithstanding.

Section 5.10.      Compensation and Reimbursement of Collateral Agent; Indemnification of Collateral Agent. The Obligors agree:

(a)   to pay to the Collateral Agent all of its out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of its counsel;

(b)   to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder; provided, that the Collateral Agent may waive any such compensation;

(c)   except as otherwise expressly provided herein, to reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

(d)   to indemnify the Collateral Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Agreement, including, but not limited to, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, and any loss, liability, expense or claim arising out of its possession, management, control, use or operation of the Collateral.

The Senior Creditors agree, severally but not jointly and severally, to indemnify the Collateral Agent (to the extent not reimbursed under Section 5.10(a) through (d) inclusive), ratably on the basis of the respective principal amounts of the Obligations outstanding, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Collateral Agent (including the costs and expenses that the Obligors are obligated to pay under this Section 5.10 regardless of whether the obligation of the Obligors to pay such costs and expenses is enforceable) arising out of the actions of the Collateral Agent hereunder or the transactions contemplated thereby or the enforcement of any of the terms thereof or of any such other documents, provided that no Senior Creditor shall be liable for any of the foregoing to the extent they arise from the gross negligence, willful misconduct or knowing violations of law by the Collateral Agent.

Notwithstanding any other provision of this Agreement, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Senior Creditors against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

Section 5.11.      Self Dealing. The Collateral Agent or any holding company, trust company or corporation in or with which the Collateral Agent or the Collateral Agent’s stockholders may be interested or affiliated, or any officer or director of the Collateral Agent or of any other such entity, or any agent appointed by the Collateral Agent, may have commercial relations or otherwise deal with any of the Obligors, or any Senior Creditor, or with any other corporation having relations with any of the Obligors or any Senior Creditor, and with any other entity, whether or not affiliated with the Collateral Agent, without affecting its rights hereunder.

Section 6.   Miscellaneous.

Section 6.1.   Entire Agreement; Parties. This Agreement represents the entire Agreement between the Senior Creditors and the Collateral Agent and, except as otherwise provided, this Agreement may not be altered, amended or modified except in a writing executed by all the parties to this Agreement. The persons who shall be parties to this Agreement shall be (i) all 1995 Noteholders, (ii) all 2002 Noteholders and (iii) all Persons who are signatories and parties to the New Bank Agreement.

Section 6.2.   Notices. All communications provided for herein shall be in writing, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication at the addresses set forth below, or to such other address as such person may designate to the other persons named below by notice given in accordance with this Section:

If to the 1995 Noteholders:
United of Omaha Life Insurance Company
Companion Life Insurance Company
Mutual of Omaha Insurance Company
Mutual of Omaha Plaza
Omaha, Nebraska 68175
Attention: Kent Knudsen
Telefacsimile: (402) 351-2913

If to the 2002 Noteholders:
Jackson National Life Insurance Company
Jackson National Life Insurance Company
   of New York
The Prudential Assurance Company Limited c/o PPM America Inc.
225 West Wacker Drive, Suite 1200 Chicago, Illinois 60606-1228
Attention: Michael Harrington Telefacsimile: (312) 634-0054

AIG SunAmerica Life Assurance Company
First SunAmerica Life Insurance Company
c/o AIG Global Investment Corporation
2929 Allen Parkway, Suite A36-01
Houston, Texas 77019-2155
Attention: Legal Department -Investment
   Management
Telefacsimile: (713) 831-2328

General Electric Capital Assurance
   Company
GE Life and Annuity Assurance Company
c/o GE Financial Assurance
Two Union Square, 601 Union Street
Seattle, Washington 98101
Attention: Investment Department, Private
                   Placements
Telefacsimile: (206) 516-4578

Teachers Insurance and Annuity Association of America 730 Third Avenue New York, New York 10017-3206 Attention: Securities Accounting Division Telefacsimile: 212-916-6955

TIAA-CREF Life Insurance Company 730 Third Avenue New York, New York 10017-3206 Attention: Securities Accounting Division Telefacsimile: 212-916-6955

Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance
   Company
Provident Mutual Life Insurance Company
One Nationwide Plaza (1-33-07)
Columbus, Ohio 43215-2220
Attention: Corporate Fixed -Income
                   Securities
Telefacsimile:

Pacific Life Insurance Company 700 Newport Center Drive Newport Beach, California 92660-6397 Attention: Securities Administration - Cash Team Telefacsimile: (949) 640-4013

Massachusetts Mutual Life Insurance Company C.M. Life Insurance Company MassMutual Asia Limited c/o David L. Babson & Company Inc. 1500 Main Street, Suite 2800

Springfield, Massachusetts 01115 Attention: Securities Investment Division Telefacsimile:

Principal Life Insurance Company c/o Principal Capital Income Investors, LLC 801 Grand Avenue Des Moines, Iowa 50392-0800 Attention: Investment Department - Securities Telefacsimile: (515) 248-2490

If to the Banks:
U.S. Bank National Association
233 South 13th Street
Lincoln, Nebraska 68508
Attention: James M. Williams

with a copy to:

Dorsey & Whitney, LLP
50 South Sixth Street, Suite 1500
Minneapolis, MN 55402
Attention: Mike Pignato

Wachovia Bank, National Association 301 South College Street Mailcode NC0760 Charlotte, NC 28288 Attention: Katie Riley

LaSalle Bank National Association Republic Plaza 370 17th Street, Suite 3590 Denver, CO 80202 Attention: Darren L. Lemkau

Comerica Bank Comerica Bank at Detroit Center 500 Woodward Avenue Detroit, Michigan 48226 Attention: Timothy H. O’Rourke,

Wells Fargo Bank, National Association 1248 O Street Lincoln, Nebraska 68508 Attention: Bill Weber

Sovereign Bank 601 Penn St. 10-6438-CM9 Reading, PA 19601 Attention: Kevin Cornwall

JPMorgan Chase Bank, N.A. 227 W. Monroe Street, Fl. 28 Chicago, IL 60606 Attention: John Runger

If to the Collateral Agent:	U.S. Bank National Association 233 South 13th Street Lincoln, Nebraska 68508 Attention: James M. Williams, Vice President

If to the Company:
Cabela’s Incorporated
One Cabela Drive
Sidney, Nebraska 69160
Attention: Ralph Castner, CFO & Vice
                    President
Telefacsimile: (308) 254-6969

with a copy to:

Koley Jessen, P.C.
1125 South 103rd Street, Suite 800
Omaha, Nebraska 68124
Attention: Michael M. Hupp
Telefacsimile: (402) 390-9005

Cabela’s Incorporated One Cable Drive Sidney, Nebraska 69160 Attention: Legal Department Telefacsimile: (308) 254-8060

Section 6.3.   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Senior Creditors and their respective successors and assigns, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any future holder or holders of any Obligations, and the term “Senior Creditor” shall mean and include only the Persons referred to in the second sentence of Section 6.1 above.

Section 6.4.   Successor Collateral Agent. In the event that a successor Collateral Agent is appointed hereunder, each of the Senior Creditors and the Obligors hereby agree to use its best efforts and to take all actions necessary and appropriate to provide for the collection of Obligations by the successor Collateral Agent upon the delivery of a Notice of Actionable Default.

Section 6.5.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska.

Section 6.6.   Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 6.7.    Sale of Interest. No Senior Creditor will sell, transfer or dispose of any interest in the Obligations unless such purchaser or transferee shall agree, in writing, to be bound by the terms of this Agreement.

Section 6.8.   Additional Parties. Any Person which becomes a 1995 Noteholder, a 2002 Noteholder or a party to the New Bank Agreement shall become a party to this Agreement which shall be evidenced by such Person executing a counterpart signature page of this Agreement.

Section 6.9.   Termination. In the event that (i) no Event of Default exists and no event or circumstance which, with the passage of time or the giving of notice would constitute an Event of Default (a “Default”) exists and (ii) the Collateral Agent and each of the Senior Creditors receives written notice (the “Termination Notice”) from the Company certifying in a manner reasonably satisfactory to the Collateral Agent and the Senior Creditors that (a) the Company is the sole Obligor with respect to any and all Obligations and that all other Obligors have been fully and properly released from their respective Obligations (including, without limitation, any existing Obligations in respect of fees, costs or other liabilities relative to the Collateral Agent, the Senior Creditors or otherwise) and (b) no Default or Event of Default then exists, this Agreement shall be deemed terminated in its entirety on the first business day which is 10 days after the date of the Termination Notice.

Section 6.10.     Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

United of Omaha Life Insurance Company

By	/s/ Edwin H. Garrison, Jr.
Name: Edwin H. Garrison, Jr. Title: First Vice President

Companion Life Insurance Company

By	/s/ Edwin H. Garrison, Jr.
Name: Edwin H. Garrison, Jr. Title: Authorized Representative

Mutual of Omaha Insurance Company

By	/s/ Edwin H. Garrison, Jr.
Name: Edwin H. Garrison, Jr. Title: First Vice President

Jackson National Life Insurance Company

By:	PPM America, Inc.,
as attorney in fact, on behalf of Jackson National Life Insurance Company

By	/s/ Mark Staub
Name: Mark Staub Title: Vice President

Jackson National Life Insurance Company of New York

By:	PPM America, Inc.,
as attorney in fact, on behalf of Jackson National Life Insurance Company of New York

By	/s/ Mark Staub
Name: Mark Staub Title: Vice President

The Prudential Assurance Company Limited

By:	PPM America, Inc.,
as attorney in fact, on behalf of The Prudential Assurance Company Limited

By	/s/ Mark Staub
Name: Mark Staub Title: Vice President

First SunAmerica Life Insurance Company

AIG SunAmerica Life Assurance Company F.K.A and D.B.A. Anchor National Life Insurance Company

By:	AIG Global Investment Corp., investment adviser

By	/s/ Lochlan O. McNew
Name: Lochlan O. McNew Title: Managing Director

General Electric Capital Assurance Company

By	/s/ Scott A. Sell
Name: Scott A. Sell Title: Investment Officer

GE Life and Annuity Assurance Company

By	/s/ Scott A. Sell
Name: Scott A. Sell Title: Investment Officer

Teachers Insurance and Annuity Association of America

By	/s/ John Goodreds
Name: John Goodreds Title: Director

TIAA-CREF Life Insurance Company

By:	Teachers Insurance and Annuity Association of America, as Investment Manager

By	/s/ John Goodreds
Name: John Goodreds Title: Director

Nationwide Life Insurance Company

By	/s/ Mark W. Poeppelman
Name: Mark W. Poeppelman Title: Authorized Signatory

Nationwide Life and Annuity Insurance Company

By	/s/ Mark W. Poeppelman
Name: Mark W. Poeppelman Title: Authorized Signatory

Provident Mutual Life Insurance Company

By	/s/ Mark W. Poeppelman
Name: Mark W. Poeppelman Title: Authorized Signatory

Pacific Life Insurance Company

By	/s/ Elaine M. Havens
Name: Elaine M. Havens Title: Senior Vice President

By	/s/ Peter S. Fiek
Name: Peter S. Fiek Title: Assistant Secretary

Massachusetts Mutual Life Insurance Company

By:	Babson Capital Management LLC as Investment Adviser

By	/s/ Jeffrey A. Dominick
Name: Jeffrey A. Dominick Title: Managing Director

C.M. Life Insurance Company

By:	Babson Capital Management LLC as Investment Sub-Adviser

By	/s/ Jeffrey A. Dominick
Name: Jeffrey A. Dominick Title: Managing Director

MassMutual Asia Limited

By:	Babson Capital Management LLC as Investment Adviser

By	/s/ Jeffrey A. Dominick
Name: Jeffrey A. Dominick Title: Managing Director

Principal Life Insurance Company

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By	/s/ Colin Pennycooke
Name: Colin Pennycooke Title: Counsel

By	/s/ Christopher J. Henderson
Name: Christopher J. Henderson Title: Counsel

U.S. BANK NATIONAL ASSOCIATION

By	/s/ James M. Williams
Name: James M. Williams Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By	/s/ James M. Williams
Name: James M. Williams Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By	/s/ Michael Jordan
Name: Michael Jordan Title: Managing Director

LASALLE BANK NATIONAL ASSOCIATION

By	/s/ Nate Palmer
Name: Nate Palmer Title: Assistant Vice President

COMERICA BANK

By	/s/ Timothy H. O’Rourke
Name: Timothy H. O’Rourke Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Bill K. Weber
Name: Bill K. Weber Title: Relationship Manager Vice President

SOVEREIGN BANK

By	/s/ Kevin R. Cornwall
Name: Kevin R. Cornwall Title: Senior Vice President

JPMORGAN CHASE BANK, N.A.

By	/s/ Teri Streusand
Name: Teri Streusand Title: Vice President

Acknowledgment, Consent and Agreement

Each of Cabela’s Incorporated (the “Company”) and the Subsidiaries of the Company consisting of (i) Cabela’s Retail, Inc., (ii) Van Dyke Supply Company, Inc., (iii) Cabela’s Ventures, Inc., (iv) Cabela’s Outdoor Adventures, Inc., (v) Cabela’s Catalog, Inc., (vi) Cabela’s Wholesale, Inc. (vii) Cabela’s Marketing and Brand Management, Inc., (viii) Cabelas.Com, Inc., (ix) Wild Wings, LLC, (x) Cabela’s Lodging, LLC, (xi) Cabela’s Retail LA, LLC, (xii) Cabela’s Trophy Properties, LLC, (xiii) Original Creations, LLC, (xiv) Cabela’s Retail TX, L.P., (xv) Cabela’s Retail GP, LLC, and (xvi) CRLP, LLC (such subsidiaries being “Co-Obligor Subsidiaries”and together with the Company, the “Obligors”) hereby: (a) acknowledges receipt of the foregoing Second Amended and Restated Intercreditor Agreement, (b) agrees to be bound by each of the obligations applicable to it set forth in the Second Amended and Restated Intercreditor Agreement, (c) believes it is in its best interests to have the Senior Creditors (as defined in the Second Amended and Restated Intercreditor Agreement) enter into the Second Amended and Restated Intercreditor Agreement and to cooperate among themselves regarding their respective financial relationships with the Obligors, (d) consents to the free exchange of information among the Senior Creditors regarding their respective financial relationships with the Obligors, including any and all information obtained from any of the Obligors, (e) waives any claim of confidentiality with respect to the exchange of information among the Senior Creditors, and (f) acknowledges and agrees that pursuant to the Second Amended and Restated Intercreditor Agreement (i) the Senior Creditors have agreed as set forth therein to share amounts recovered under any of the Secured Documents and (ii) the Obligations (including, without limitation, any amounts paid by or recovered from any Obligor in satisfaction thereof) of any Senior Creditor shall be deemed to be outstanding, except to the extent such Senior Creditor has received a distribution of amounts from the Collateral Agent for application on the Obligations pursuant to Section 3.2 of the Second Amended and Restated Intercreditor Agreement.

Cabela’s Incorporated

By	/s/ Ralph Castner
Name: Ralph Castner Title: Chief Financial Officer

Cabela’s Retail, Inc.

By	/s/ Ralph Castner
Name: Ralph Castner Title: Secretary/Treasurer

Van Dyke Supply Company, Inc.

By	/s/ Ralph Castner
Name: Ralph Castner Title: Secretary/Treasurer

Cabela’s Ventures, Inc.

By	/s/ Ralph Castner
Name: Ralph Castner Title: Secretary/Treasurer

Cabela’s Outdoor Adventures, Inc.

By	/s/ Ralph Castner
Name: Ralph Castner Title: Secretary/Treasurer

Cabela’s Catalog, Inc.

By	/s/ Ralph Castner
Name: Ralph Castner Title: Secretary/Treasurer

Cabela’s Wholesale, Inc.

By	/s/ Ralph Castner
Name: Ralph Castner Title: Secretary/Treasurer

Cabela’s Marketing and Brand Management, Inc.

By	/s/ Ralph Castner
Name: Ralph Castner Title: Secretary/Treasurer

Cabelas.com, Inc.

By	/s/ Ralph Castner
Name: Ralph Castner Title: Secretary/Treasurer

Wild Wings , LLC

By	/s/ Ralph Castner
Name: Ralph Castner Title: Secretary/Treasurer

Cabela’s Lodging, LLC

By	/s/ Ralph Castner
Name: Ralph Castner Title: Secretary/Treasurer

Cabela’s Retail LA, LLC

By	/s/ Ralph Castner
Name: Ralph Castner Title: Secretary/Treasurer

Cabela’s Trophy Properties, LLC

By	/s/ Ralph Castner
Name: Ralph Castner Title: Secretary/Treasurer

Original Creations, LLC

By	/s/ Ralph Castner
Name: Ralph Castner Title: Secretary/Treasurer

Cabela’s Retail TX, L.P.

By:	Cabela’s Retail GP, LLC, General Partner

By	/s/ Ralph Castner
Name: Ralph Castner Title: Secretary/Treasurer

Cabela’s Retail GP, LLC

By	/s/ Ralph Castner
Name: Ralph Castner Title: Secretary/Treasurer

CRLP, LLC

By	/s/ Ralph Castner
Name: Ralph Castner Title: Secretary/Treasurer

Back to Form 8-K